UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 22, 2006 (August 21, 2006)
Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Sanmina-SCI Corporation (the “Company”) announced in the press release attached hereto as Exhibit 99.1, that it is soliciting consents from the holders of its $400 million aggregate outstanding principal amount of 6¾% Senior Subordinated Notes due 2013 and from the holders of its $600 million aggregate outstanding principal amount of 8.125% Senior Subordinated Notes due 2016.  In each case, the Company is requesting a waiver, until December 14, 2006, of any default or event of default under the terms of the indentures governing such notes that may arise from its failure to file with the Securities and Exchange Commission and furnish to the trustee and holders of such notes, certain reports required to be filed under the Securities Exchange Act of 1934.  The consent solicitation statement delivered to holders of each series of such notes and the related form of letter of consent are attached hereto as exhibits and are incorporated herein in their entirety.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed herewith:

99.1	Press release dated August 21, 2006 regarding the Company’s Consent Solicitation

99.2	Consent Solicitation Statement dated August 21, 2006 related to the Company’s 6¾% Senior Subordinated
Notes due 2013 and 8.125% Senior Subordinated Notes due 2016

99.3	Form of Letter of Consent related to the Company’s 6¾% Senior Subordinated Notes due 2013 and 8.125%
Senior Subordinated Notes due 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

Date: August 22, 2006	By:	/s/ David L. White
David L. White
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

The following exhibits are filed herewith:

99.1	Press release dated August 21, 2006 regarding the Company’s Consent Solicitation

99.2	Consent Solicitation Statement dated August 21, 2006 related to the Company’s 6¾% Senior Subordinated Notes due 2013 and 8.125% Senior Subordinated Notes due 2016

99.3	Form of Letter of Consent related to the Company’s 6¾% Senior Subordinated Notes due 2013 and 8.125% Senior Subordinated Notes due 2016